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(DYKEMA LOGO)                                  Dykema Gossett PLLC
                                               Franklin Square, Third Floor West
                                               1300 I Street N.W.
                                               Washington, DC 20005
                                               WWW.DYKEMA.COM
                                               Tel: (202) 906-8600
                                               Fax: (202) 906-8669

July 16, 2009

Manulife Financial Corporation
200 Bloor Street East
Toronto, Ontario
Canada M4W 1E5

Re:  Subordinated Guarantee of Market Value Adjustment
     Interests Contained in Modified Annuity Contracts

Ladies and Gentlemen:

     We have acted as special United States legal counsel to Manulife Financial Corporation, a Canadian corporation ("MFC") and indirect parent of John Hancock Life Insurance Company (U.S.A.), a Michigan stock life insurance company (the "Company"), in connection with the preparation of a joint Registration Statement on Form F-3 (the "Registration Statement") filed by MFC and the Company with the Securities and Exchange Commission (the "Commission") on May 8, 2009, as amended through the date of this opinion. The Registration Statement relates to (i) the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's modified guaranteed annuity contracts (the "Contracts") that contain market value adjustment interests (the "MVAIs") in an aggregate amount not to exceed U.S. $3 billion, and (ii) the full and unconditional subordinated guarantee by MFC of the Company's payment obligations with respect to the MVAIs period. The MVAIs are to be issued under the forms of Contracts between the Company and its customers and guaranteed by MFC pursuant to the terms of a Subordinated Guarantee dated July 15, 2009 (the "Subordinated Guarantee"). A form of the Contracts and the Subordinated Guarantee are being filed as exhibits to the Registration Statement.

     In rendering the opinion set forth in this opinion letter, we have reviewed such questions of law as we have considered necessary and appropriate and have examined and relied upon originals or copies of the following:

     (a)  the Registration Statement;

     (b)  a form of the Contracts; and

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(DYKEMA LOGO)

Manulife Financial Corporation
July 16, 2009
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     (c)  a form of the Subordinated Guarantee.

We have been furnished with and examined originals or copies, certified or otherwise identified to our satisfaction, of such records of MFC, agreements and other instruments, certificates of officers and representatives of MFC, certificates of public officials and other documents as we have deemed relevant under the circumstances as a basis for the opinions hereinafter expressed.

     For purposes of this opinion letter, we have assumed, without independent verification: (i) the genuineness of all signatures on all documents; (ii) the legal capacity of each natural person signing any document reviewed by us; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies; (v) the correctness and accuracy of all facts set forth in all certificates, reports and agreements; (vi) that all parties to the documents reviewed by us (other than MFC) have full power and authority to execute, to deliver and to perform their obligations under such documents and under the documents required or permitted to be delivered and performed thereunder; and (viii) that all such documents have been duly authorized by all necessary action, have been duly executed by such parties, have been duly delivered by such parties and are valid, binding and enforceable obligations of the parties thereto.

     We do not express any opinion as to the laws of any jurisdictions other than the United States and the Commonwealth of Massachusetts. Insofar as the opinion expressed herein relates to matters governed by the laws of Canada, we have relied upon the opinion of Torys LLP, special legal counsel in Canada for MFC, dated July 16, 2009, filed as Exhibit 5(b) to the Registration Statement. No opinion is expressed with respect to the qualification of the Subordinated Guarantee under the securities or "blue-sky" laws of any state, including the Commonwealth of Massachusetts, or any foreign jurisdiction. This opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We express no opinion with respect to any question of choice of law.

     Based upon and subject to the foregoing and the other qualifications and limitations stated in this opinion letter, we are of the opinion that, when the MVAIs have been issued and sold in accordance with the terms of Contracts and the Subordinated Guarantee, MFC's obligations under the Subordinated Guarantee with respect to such MVAIs will be legal, valid and binding obligations of MFC.

     The opinion set forth above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the enforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a

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(DYKEMA LOGO)

Manulife Financial Corporation
July 16, 2009
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party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

     For purposes of the opinion rendered above, we have assumed at or prior to the time of the delivery of the Contracts: (i) the Board of Directors (or the relevant equivalent) of MFC shall have duly approved, authorized and executed the Subordinated Guarantee, and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective, and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the Subordinated Guarantee. We have also assumed that none of the terms of the Subordinated Guarantee, nor the issuance and delivery of such security, nor the compliance of MFC with the terms of the Subordinated Guarantee will violate any applicable law or result in a violation of any provision of any instrument or agreement then biding upon MFC or any restriction imposed by any court or governmental body having jurisdiction over MFC.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Opinions" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     The opinion set forth herein has been furnished by us, as special United States legal counsel to MFC, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, may not be used, circulated or quoted for any purpose or otherwise referred to or relied upon by any person without our prior written consent, provided that Torys LLP may rely upon this opinion in connection with its opinion filed as Exhibit 5(b) of the Registration Statement. This opinion is as of the date hereof, and we undertake no obligation to revise or supplement this opinion should any law in effect be changed by legislative action, judicial decision or otherwise or should any status on the date hereof change with the lapse of time.

     Very truly yours,


     /s/ Dykema Gossett PLLC

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